SUB-ITEM 77 Q1 (a)


FEDERATED TOTAL
RETURN SERIES,
INC.

ARTICLES
SUPPLEMENTARY


	FEDERATED
TOTAL RETURN
SERIES, INC., a
Maryland corporation
having its principal
office in Maryland in
the City of Baltimore,
Maryland (hereinafter
called the
?Corporation?), hereby
certifies to the State
Department of
Assessments and
Taxation of Maryland
that:

      FIRST: The
Corporation is
authorized to issue
15,000,000,000 shares
of common stock, par
value $.001 per share,
with an aggregate par
value of $15,000,000.
These Articles
Supplementary do not
increase the total
authorized capital stock
of the Corporation or
the aggregate par value
thereof.

	SECOND: The
Board of Directors of
the Corporation hereby
classifies
1,000,000,000 of the
authorized but
previously unclassified
and unissued shares of
common stock of the
Corporation as follows:

Class	Number of Shares

Federated Total Return
Bond Fund ? Class R6
Shares	1,000,000,000


	THIRD:
Following the aforesaid
classification of
unissued shares, the
Corporation will have
the following authorized
capital:

Federated Mortgage
Fund ? Institutional
Shares	1,000,000,000

Federated Mortgage
Fund ? Service Shares	1,000,000,000

Federated Total Return
Bond Fund ? Class A
Shares	1,000,000,000

Federated Total Return
Bond Fund ? Class B
Shares	1,000,000,000

Federated Total Return
Bond Fund ? Class C
Shares	1,000,000,000

Federated Total Return
Bond Fund ? Class R
Shares	1,000,000,000

Federated Total Return
Bond Fund ? Class R6
Shares	1,000,000,000

Federated Total Return
Bond Fund ?
Institutional Shares
1,000,000,000

Federated Total Return
Bond Fund ? Service
Shares	1,000,000,000

Federated Ultrashort
Bond Fund ? Class A
Shares	2,000,000,000

Federated Ultrashort
Bond Fund ?
Institutional Shares
1,000,000,000

Federated Ultrashort
Bond Fund ? Service
Shares	1,000,000,000

Unclassified Shares
2,000,000,000

Total Shares
15,000,000,000

      FOURTH:
The shares of common
stock classified hereby
shall be subject to all
provisions of the charter
relating to stock of the
Corporation generally
and shall have the
preferences, conversion
and other rights, voting
powers, restrictions,
limitations as to
dividends,
qualifications, and terms
and conditions of
redemption as set forth
in Article FOURTH,
paragraph (b) of the
Corporation?s Articles
of Amendment and
Restatement and as set
forth below:

      a.  Shares having
a common Fund name
shall be invested in a
common investment
portfolio and the assets,
liabilities, income,
expenses, dividends and
related liquidation rights
belonging to each
investment portfolio and
allocated among them
and among the various
classes invested therein
shall be as determined
by the Board of
Directors of the
Corporation in
accordance with law.

      b.  At such times
(which may vary
between and among the
holders of particular
classes of stock invested
in a common investment
portfolio) as may be
determined by the Board
of Directors (or with the
authorization of the
Board of Directors, by
the Officers of the
Corporation) in
accordance with the
Investment Company
Act of 1940, as
amended, applicable
rules and regulations
thereunder, and
applicable rules and
regulations of the
National Association of
Securities Dealers, Inc.,
and reflected in the
pertinent registration
statement of the
Corporation, shares of
any particular class of
stock invested in any
common investment
portfolio of the
Corporation may be
automatically converted
into shares of another
class of stock invested
in the same common
investment portfolio of
the Corporation based
on the relative net asset
value of such classes at
the time of the
conversion, subject,
however, to any
conditions of the
conversion that may be
imposed by the Board of
Directors (or with the
authorization of the
Board of Directors, by
the Officers of the
Corporation) and
reflected in the pertinent
registration statement of
the Corporation as
aforesaid.

      FIFTH:
	T
he stock has been
classified and
reclassified by the Board
of Directors under the
authority contained in
the charter of the
Corporation.

      SIXTH:
	T
hese Articles
Supplementary will
become effective
immediately upon filing
with the State
Department of
Assessments and
Taxation of Maryland.

      IN WITNESS
WHEREOF, Federated
Total Return Series, Inc.
has caused these
presents to be signed in
its name and on its
behalf by its President
and witnessed by its
Assistant Secretary as of
March 27, 2015.

	The undersigned,
J. Christopher Donahue,
President of the
Corporation, hereby
acknowledges in the
name and on behalf of
the Corporation the
foregoing Articles
Supplementary to be its
corporate act and further
certifies to the best of
his knowledge,
information and belief,
that the matters and
facts set forth herein
with respect to the
authorization and
approval hereof are true
in all material respects
and that this statement is
made under the penalties
of perjury.

WITNESS:
FEDERATED TOTAL RETURN SERIES, INC.



/s/ Peter J. Germain
/s/ J. Christopher Donahue
Name:  Peter J. Germain	Name:
J. Christopher Donahue
Title:  Assistant
Secretary	Title:  President









US_ACTIVE-115015607.1-KRLIEB 05/27/2015 10:58 AM